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                                   ESCROW AGREEMENT



    This ESCROW AGREEMENT is made this        day of              , 1996, by and
among UNITED WISCONSIN SERVICES, INC., a Wisconsin corporation ("UWSI"), WALLACE
J. HILLIARD ("Agent") and                        , a                        (the
"Escrow Agent").


                                      RECITALS:


    WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated July 31, 1996 (the "Merger Agreement"), by and among UWSI, Blue Cross & Blue Shield United of Wisconsin, American Medical Security Group, Inc., a Delaware corporation ("AMSG"), Agent (individually and as trustee under the Voting Trust Agreement, as defined in the Merger Agreement) and Ronald A. Weyers (individually and as successor trustee under the Voting Trust Agreement), and pursuant to the Plan of Merger of even date herewith between UWSI and AMSG, AMSG has been merged with and into UWSI, which is the surviving corporation;

    WHEREAS, the former shareholders of AMSG (the "Shareholders") irrevocably have appointed the Agent as their agent and attorney-in-fact to act on the Shareholders' behalf with respect to this Agreement;

    WHEREAS, pursuant to the Merger Agreement, UWSI has deposited with the Escrow Agent the sum of $8,000,000 in cash to be held in escrow and disbursed by the Escrow Agent, subject to the terms, provisions and conditions hereinafter set forth, as security for payment to UWSI of the Shareholders' obligations to indemnify UWSI pursuant to Article VIII of the Merger Agreement for breaches of certain Shareholders' and the Company's representations, warranties covenants and other agreements contained in the Merger Agreement;

    NOW, THEREFORE, in satisfaction of a condition of the consummation of the transactions contemplated by the Merger Agreement,

    IT IS HEREBY AGREED AS FOLLOWS:


                                      AGREEMENT:

    1. ACCEPTANCE OF ESCROW. The Escrow Agent hereby agrees to act as Escrow Agent hereunder and confirms receipt from UWSI of the sum of $8,000,000. Such sum and any income and proceeds therefrom which are not distributed in accordance with the terms hereof as


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shall be held from time to time by the Escrow Agent hereunder are hereinafter referred to as the "Escrowed Funds."

    2. INVESTMENT OF ESCROWED FUNDS. The Escrow Agent shall invest and reinvest the Escrowed Funds as the Agent may from time to time direct in any Permitted Investments consistent with the duration, term and provisions of this Escrow Agreement. The term "Permitted Investments" shall mean:

         (a) Commercial paper of any United States issuer rated "Prime-1" or greater by Moody's Investors Service, Inc. or rated "A-1" or greater by Standard & Poor's Corporation;

         (b) Direct obligations of the United States of America or any agency thereof, or any state;

         (c) Certificates of deposit of any commercial bank which is a member of the Federal Reserve System and which has capital, surplus and undivided profits (as shown upon its most recently published statement of condition) aggregating not less than $100,000,000; and

         (d) Such other investments as may be mutually agreed in writing upon by UWSI and the Agent and communicated to the Escrow Agent.

    3. COMPENSATION, COSTS AND EXPENSES OF ESCROW AGENT. The Escrow Agent shall be entitled to a reasonable fee for its services, and shall be reimbursed for out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by it in rendering its services hereunder. Half of such fees and expenses shall be borne by each of UWSI and the Shareholders (pro-rata in accordance with their respective ownership of AMSG common stock immediately prior to the Effective Time, as defined in the Merger Agreement). UWSI shall pay such fees and expenses within ten (10) days of receipt of an invoice from the Escrow Agent. The Shareholders' share of such fees shall be deducted from the Escrowed Funds. Such fees and expenses shall not exceed the fees and expenses charged by the Escrow Agent for comparable services to others.

    4.   DISBURSEMENTS OF ESCROWED FUNDS; TERMINATION.

         (a) INCOME. All income received on the Escrowed Funds shall be retained by the Escrow Agent, and shall be added to and considered a part of the Escrowed Funds, until the termination of this Escrow Agreement as provided in
Section 4(d) hereof. Income generated by the Escrowed Funds shall not be available for indemnification payments pursuant to Article VIII of the Merger Agreement to the extent that such payments would exceed $8,000,000 in the aggregate.


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         (b)  PRINCIPAL.

              (i) SECURITY FOR SHAREHOLDERS' INDEMNIFICATION. If the Escrow Agent receives a notice of claim pursuant to Section 8.03(a) of the Merger Agreement, seeking the payment of (A) a claim pursuant to Section 8.01(a) of the Merger Agreement, or (B) a claim pursuant to Section 8.01(b) of the Merger Agreement (an "Escrow Claim"), and if the Agent has not delivered to the Escrow Agent the notice of objection described in Section 8.03(a) of the Merger Agreement, within fifteen (15) days after delivery of the notice of claim, the Escrow Agent shall promptly pay and disburse to UWSI from the Escrowed Funds an amount equal to the amount of such Escrow Claim. If, however, the Agent within said 15-day time period delivers to the Escrow Agent such notice of objection, objecting to the payment of all or a portion of the Escrow Claim so made by UWSI, the Escrow Agent shall continue to hold the Escrowed Funds and shall not make a payment or disbursement to UWSI (unless, and to the extent, that the Agent does not object in its notice of objection to a portion of the Escrow Claim -- in which event the Escrow Agent shall promptly pay and disburse to UWSI from the Escrowed Funds an amount equal to such portion of the Escrow Claim with respect to which no objection was made) pending receipt of written instructions signed by UWSI and Agent directing the disposition of the Escrow Claim or, in the absence of such written instructions, receipt of a written copy of the arbitrator's determination of such Escrow Claim as provided in Section 9.07 of the Merger Agreement. Upon receipt of such written instructions or arbitrator's determination, the Escrow Agent promptly shall pay and disburse to UWSI from the Escrowed Funds the amount of the Escrow Claim, if any, so indicated as payable to UWSI.

              (ii) PARTIAL RELEASE. [UPON THE EXPIRATION OF NINE (9) MONTHS FROM THE DATE HEREOF (IF THE EFFECTIVE TIME IS ON OR PRIOR TO DECEMBER 31,
1996)][ON JUNE 30, 1997 (IF THE EFFECTIVE TIME IS AFTER DECEMBER 31, 1996)], the Escrow Agent shall disburse to the Agent the balance of the Escrowed Funds then held by the Escrow Agent hereunder, LESS an amount equal to (A) $1,000,000, PLUS
(B) the aggregate of all claims which have been asserted by UWSI pursuant to
Section 4(b)(i)(A) hereof prior to said date and which remain unresolved between UWSI and the Agent on that date ("Class A Unresolved Claims"). All amounts relating to Class A Unresolved Claims shall continue to be held in escrow only until resolved and disposed of in accordance with this Agreement.

              (iii) TERMINATION OF ESCROW. Upon the expiration of three (3) years from the date hereof (the "Termination Date"), the Escrow Agent shall disburse to the Agent the balance of the Escrowed Funds then held by the Escrow Agent hereunder, less an amount equal to the aggregate (A) all Class A Unresolved Claims which remain unresolved as of the Termination Date, and (B) all claims which have been asserted by UWSI pursuant to Section


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4(b)(i)(B) hereof prior to the Termination Date which remain unresolved between
UWSI and the Agent on the Termination Date ("Class B Unresolved Claims"). All amounts relating to Class B Unresolved Claims shall continue to be held in escrow only until resolved and disposed of in accordance with this Agreement.

         (c) JOINT WRITTEN INSTRUCTIONS. Notwithstanding anything to the contrary contained herein, the Escrow Agent shall pay and disburse the Escrowed Funds upon receipt of written instructions concerning the disposition thereof signed by UWSI and the Agent.

         (d) TERMINATION. The Escrow Agreement shall terminate and the Escrow Agent shall be discharged of all responsibility hereunder at such time as the Escrow Agent shall have completed its duties hereunder.

    5. COORDINATION WITH MERGER AGREEMENT. The provisions of this Agreement are intended to be in PARI MATERIA with the provisions of the Merger Agreement governing the payment of the Escrowed Funds upon an occurrence of a claim for indemnification. In the event of any inconsistency between this Agreement and the Merger Agreement concerning the making of an Escrow Claim, the procedure for the resolution thereof, the determination of the amount of money payable in satisfaction of such Escrow Claim, the limitations and restrictions upon the payment of an Escrow Claim, or any other matters affecting the Shareholders' obligations to make indemnification payments to UWSI, the same shall be subject to, and governed by, the applicable provisions contained in the Merger Agreement.

    6. REPORTS AND ACCOUNTINGS. As soon as possible after the end of each calendar quarter, and at such other times as UWSI or the Agent may reasonably request, the Escrow Agent shall provide UWSI and the Agent with a full accounting of all investments of the Escrowed Funds and a report of all transactions with respect to the Escrowed Funds (including receipts, investments and disbursements) not previously reported.

    7. RESPONSIBILITY OF ESCROW AGENT. The Escrow Agent shall be entitled to rely upon written notices and instructions of UWSI and of the Agent pursuant to this agreement and shall have no liability for any action taken in such reliance or upon reliance on the sufficiency or adequacy of the notices, except in the event of bad faith, negligence or wilful misconduct. The Escrow Agent is hereby expressly authorized and directed to disregard any and all notices or warnings, other than notices, instructions or directions herein expressly provided for, whether given by the parties hereto or by any other person, firm or corporation, excepting only the orders or processes of courts with proper jurisdiction. It is agreed by the parties hereto that the Escrow Agent assumes no


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responsibility to UWSI, the Agent, the Shareholders, or to any other person other than to hold, invest by direction and disburse the Escrowed Funds pursuant to the terms of this Escrow Agreement. The Escrow Agent shall not be liable as such for any investment losses arising out of the investment of the Escrowed Funds in accordance herewith. UWSI and the Shareholders jointly and severally agree to indemnify and hold the Escrow Agent harmless with respect to any loss or liability or cost and expense reasonably incurred by it arising out of anything done by it in good faith in accordance with the terms hereof. The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of any of the provisions herein or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instruction of such counsel.

    8. NOTICES. All notices required or permitted to be given shall be given in the manner, and with the effect, described in Section 9.01 of the Merger Agreement. Notices to the Escrow Agent shall be delivered to:

                   _____________________________
                   _____________________________
                   _____________________________
                   _____________________________


    9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Wisconsin (regardless of such State's conflict of laws principles), and without reference to any rules of construction regarding the party responsible for the drafting hereof.


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    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                    UNITED WISCONSIN SERVICES, INC.



                                  By:
                                     -------------------------------------
                                  Its:
                                       -----------------------------------



                                  ----------------------------------------
                                  WALLACE J. HILLIARD, Agent


                                  ESCROW AGENT:

                                  ----------------------------------------




                                  By:
                                     -------------------------------------
                                       Authorized Officer


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